UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2026

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to the Credit Agreement
On August 18, 2026, Baxter International Inc. (the “Company”) entered into an amendment (“Amendment No. 2”) to the amended and restated five-year credit agreement dated June 11, 2025, among the Company, as Borrower Representative, Baxter Healthcare SA and Baxter World Trade SRL, as Borrowers, various lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended by that certain Amendment No. 1, dated as of November 25, 2025 and as further amended, restated, modified or supplemented from time to time, the “Amended Credit Agreement”). The purpose of Amendment No. 2 is (i) to amend the net leverage ratio covenant to increase the maximum net leverage ratio for the five fiscal quarters ending September 30, 2026, December 31, 2026, March 31, 2027, June 30, 2027, and September 30, 2027, and (ii) to remove Baxter World Trade SRL as a Borrower under the Amended Credit Agreement.
The description above is a summary of Amendment No. 2 and is qualified in its entirety by the complete text of Amendment No. 2, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meaning as ascribed to them in the Amended Credit Agreement.

Item 8.01 Other Events.
Tender Offers
On August 18, 2026, the Company issued a press release announcing the early tender results in connection with the previously announced cash tender offers (each, an “Offer” and together, the “Offers”) to purchase one or more series of the Company’s outstanding 3.132% Senior Notes due 2051, 3.500% Senior Notes due 2046, 4.500% Senior Notes due 2043 and 2.539% Senior Notes due 2032 (together, the “Notes”). The Company also announced that it is increasing the aggregate purchase price (excluding accrued and unpaid interest, the “Offer Cap”) of the Offers to purchase one or more series of the Notes, to up to $600 million, from the previously announced Offer Cap of $500 million. A copy of the early tender results and upsize press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On August 18, 2026, the Company also issued a press release announcing the pricing of the Offers and that there will be no Final Settlement Date (as defined in the related offer to purchase of the Company, dated August 4, 2026, as amended (the "Offer to Purchase")), and no Notes tendered after August 17, 2026 will be accepted for purchase. A copy of the pricing press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
This Current Report on Form 8-K, including the press releases incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any Notes. The Offers are being made only pursuant to the Offer to Purchase. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

10.1
Amendment No. 2, dated as of August 18, 2026, to the Amended and Restated Five-Year Credit Agreement, dated as of June 11, 2025, among Baxter International Inc. as Borrower Representative, Baxter Healthcare SA, JPMorgan Chase Bank, National Association, as Administrative Agent, and certain other financial institutions named therein.

99.1	Press Release (Early Tender Results and Upsizing) Dated August 18, 2026

99.2	Press Release (Pricing) Dated August 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2026

BAXTER INTERNATIONAL INC.

By:	/s/ Anita A. Zielinski
Name:	Anita A. Zielinski
Title:	Interim Chief Financial Officer and Senior Vice President,
Chief Accounting Officer and Controller